Exhibit 99.1

News Release

For Immediate Release

July 26, 2011

Media Contact:	Investor Contact:
Rosemary Plorin	Chris A. Walker, Chief Financial Officer
rosemary@lovell.com	chris.walker@lifecare-hospitals.com
615-297-7766	469-241-2116

LifeCare Holdings, Inc. Moves Forward with Amended Agreement to Acquire

HealthSouth Corporation’s Long Term Acute Care Hospitals

PLANO, TEXAS – LifeCare Holdings, Inc. has entered into an amendment to its agreement to acquire the long term acute care hospitals (LTACHs) of HealthSouth Corporation (NYSE:HLS). The primary purpose of the amendment is to remove HealthSouth Hospital of Houston (HHH) from the proposed transaction.

HHH recently received notice of an investigation by the Office of the Inspector General of the Department of Health and Human Services. Given the investigation as well as the highly competitive nature of the Houston LTACH market, both parties have agreed that removing the Houston hospital from the transaction provides the best opportunity to move forward with the transaction in a timely and efficient manner.

The amended transaction now includes all of HealthSouth’s LTACHs, excluding Houston, totaling 335 licensed beds. The transaction is subject to customary closing conditions, including regulatory approval and third party consents, and is expected to close in the third quarter.

The facilities included in the amended agreement are located in Sarasota, FL; the Louisiana communities of Farmerville, Homer, and Ruston; Las Vegas, NV; and Mechanicsburg and Monroeville, PA. LifeCare currently has operations in three of the four states, providing opportunities to increase market share and strengthen referral and payor relationships. Upon completion of this transaction, LifeCare will operate 27 LTACHs in ten states.

“We are pleased to reach this agreement with HealthSouth, and we feel the transaction remains fair and attractive to both companies,” said LifeCare Chairman and Chief Executive Officer Phillip B. Douglas. “Our Company remains committed to completing the transaction and looks forward to working with the medical staffs, clinical teams and administrative leadership in each of these markets.”

LifeCare does not plan to eliminate any services at the hospitals, and has committed to hiring all employees in good standing at the time the transaction is complete.

The total consideration that HealthSouth will receive at closing will be $117.5 million, which includes the value of any working capital not being acquired by LifeCare. The transaction is expected to be financed by additional drawings under LifeCare’s senior secured credit facility and by proceeds generated from the anticipated sale of the real estate assets associated with four of the acquired hospitals. The transaction is expected to be immediately deleveraging to LifeCare Holdings’ balance sheet on a pro forma basis.

About LifeCare Holdings, Inc.

LifeCare, based in Plano, Texas, operates 20 long term acute care hospitals located in nine states. Long-term acute care hospitals specialize in the treatment of medically complex patients who typically require extended hospitalization. For more information on LifeCare, visit our website at www.lifecare-hospitals.com.

Forward-Looking Statements

This press release includes forward-looking statements regarding, among other items, the proposed acquisition of long term acute care hospitals from HealthSouth Corporation, the proposed financing for such acquisition as well operational and regulatory matters. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, the likelihood and timing of the closing of this sale transaction, LifeCare’s business strategy, its financial plans, its future financial performance, or its projected business results, or its projected capital expenditures. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, risks relating to our ability to complete the proposed acquisition, regulatory delay in closing the proposed acquisition, termination fees that we could become obligated to pay under the terms of the definitive agreement in the event that we are unable to complete the acquisition on the terms contemplated by such agreement, operating in a regulated environment, implementing our business plan, maintaining relationships with physicians in our markets, availability of sufficient nurses and therapists, competition, retaining key management, ability to service our debt requirements, litigation matters and availability of insurance, and such other factors that may be identified from time to time in LifeCare’s SEC filings and other public announcements, including in our Form 10-K as filed on March 30, 2011, which can be viewed on the SEC’s website. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. As a result, you should not place undue reliance on forward-looking statements, which reflect management’s views only as the date hereof. The Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements whether as a result of new information, future events or otherwise.

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